UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2021

SmileDirectClub, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39037	83-4505317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

(800) 848-7566

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $.0001 per share	SDC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On February 9, 2021, SmileDirectClub, Inc. (the “Company”) entered into an indenture (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Company issued $650,000,000 principal amount of the Company’s 0.00% Convertible Senior Notes due 2026 (the “Notes”). The Company has also granted the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes were first issued, up to an additional $97,500,000 aggregate principal amount of the Notes (“Option Notes”). On February 9, 2021, the initial purchasers exercised their option to purchase $70,000,000 aggregate principal amount of the Option Notes.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including our credit facility and trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on February 1, 2026, unless earlier repurchased, redeemed or converted. Before August 1, 2025, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after August 1, 2025, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at the Company’s election. The initial conversion rate is 55.3710 shares of Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $18.06 per share of Class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events in accordance with the terms of the Indenture. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after February 6, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.

The Notes will have a customary provision relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) a default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note (ii) a default by the Company for 30 days in the payment when due of special interest, if any, on any Note; (iii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iv) a default by the Company in its obligation to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence; (v) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (vi) a default by the Company in its other obligations or agreements under the Indenture or the Notes (other than a default set forth in clauses (i), (ii), (iii), (iv) or (v) above) if such default is not cured or waived within 60 days after written notice is given in accordance with the Indenture; (vii) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid special interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid special interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On February 4, 2021, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers of the Notes and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). In addition, on February 9, 2021, in connection with the initial purchasers' exercise of their option to purchase $70,000,000 aggregate principal amount of the Option Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Class A common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Class A common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be approximately $25.80 per share of Class A common stock, which represents a premium of 100.0% over the last reported sale price of the Class A common stock of $12.90 per share on February 4, 2021, and is subject to certain customary adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with each Option Counterparty, and are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes. Noteholders will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties and their respective affiliates are financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Option Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions. Certain of the Option Counterparties or their respective affiliates are initial purchasers of the Notes.

The foregoing description of the Capped Call Transactions is not complete and is qualified in its entirety by reference to the full text of the Form of Capped Call Confirmation, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers of the Notes in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering. The Notes were resold by the initial purchasers of the Notes to persons whom the initial purchasers of the Notes reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s Class A common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 57,945,676 shares of the Company’s Class A common stock may be issued upon conversion of the Notes assuming the initial purchasers exercise their option to purchase additional Notes in full, based on the initial maximum conversion rate of 77.5193 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of February 9, 2021, between SmileDirectClub, Inc. and Wilmington Trust, National Association, as trustee.
4.2	Form of certificate representing the 0.00% Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).
10.1	Form of Capped Call Confirmation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

Date: February 10, 2021	By:	/s/ Kyle Wailes
Kyle Wailes
Chief Financial Officer